         CONSTRUCTION AND/OR DEVELOPMENT LOAN AGREEMENT


     AGREEMENT made as of the 18th day of September 1997, by and between FIRSTRUST SAVINGS BANK, a corporation organized and existing under the laws of the United States, Castor & Cottman Avenues, Philadelphia, Pennsylvania 19111, herein referred to as "LENDER", and MARK CENTERS LIMITED PARTNERSHIP, A DELAWARE LIMITED PARTNERSHIP herein referred to as "OWNER".

                          WITNESSETH:

     WHEREAS, OWNER represents that OWNER has or is about to obtain good and marketable fee and leasehold title to all that certain real property described in Exhibit "A" annexed hereto, hereinafter referred to as the "SUBJECT PREMISES", free and clear of all easements, restrictions, liens, encumbrances and conditions of record unacceptable to LENDER: and

     WHEREAS, OWNER intends to purchase and/or develop the same using funds to be advanced by LENDER; and

     WHEREAS, LENDER has agreed to lend to OWNER certain funds in connection with the acquisition and/or improvement of the SUBJECT PREMISES in reliance upon the foregoing representation and the further representations of OWNER that the cost of acquisition of the SUBJECT PREMISES and the cost of completion of the contemplated improvements in accordance with the plans and specifications submitted to LENDER by OWNER and approved by LENDER are as set forth in the certified schedule (hereinafter referred to as the "cost breakdown") submitted to LENDER by
OWNER:

     NOW, THEREFORE, the parties hereto, each intending to be legally bound hereby, do mutually covenant and agree as follows:

1. Within 18 months from date, OWNER shall construct and complete upon the SUBJECT PREMISES, ready for occupancy, the buildings and improvements referred to below in a good, workmanlike and substantial manner to the reasonable satisfaction of LENDER and in full compliance with the plans and specifications submitted to LENDER by OWNER. Wherever used herein, the term "buildings and improvements" shall include, without limitation, all buildings shown on the Plans and

Specifications; the appurtenances thereto; street improvements; on and off-site utilities and connections; all other improvements to the SUBJECT PREMISES referred to in or required by the plans and specifications, the commitments specified on Exhibit "B" hereto, and/or the building and zoning permits and subdivision approvals issued or to be issued in connection herewith; and any and all other improvements required by LENDER. At completion and at all times hereafter, the SUBJECT PREMISES and the buildings and improvements now or hereafter erected thereon shall be and shall be kept free and clear and discharged of and from any and all filed and unfiled mechanics' liens and municipal claims of whatsoever cause, kind or nature.

2.   A.   Subject to the terms and conditions of this Agreement
and of the note(s), bond(s) and mortgage(s) hereinafter mentioned, LENDER shall lend to OWNER sums not exceeding, in the aggregate, FIVE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($5,500,000.00---) to be advanced from time to time as work progresses in amounts and on conditions described in this Agreement. Each sum shall be advanced and disbursed by LENDER in accordance with this Agreement(*). The sums so advanced shall become due and payable and shall be repaid by OWNER to LENDER within Eighteen (18) months from the date hereof. Interest shall be computed on the basis of a 360 day year and shall be paid for the actual number of days funds are outstanding.

     B. OWNER shall pay to LENDER, on the first day of each and every month, interest at the rate set forth on Pages 3 and 3a on the amount of each installment of the loan theretofore advanced by LENDER then remaining unpaid and on any interest theretofore accrued and payable then remaining unpaid. Interest shall commence to accrue at the time of each advance and, with respect to accrued and payable interest, at the time such interest became payable. Payments of interest shall begin on the first day of the first month following the month in which the first advance is made by LENDER hereunder. As each and every installment is advanced or disbursed by LENDER, OWNER shall become liable to LENDER for the principal amount of the installment so advanced, plus the interest accruing thereon. Interest payments not received by the 15th of the month following the billing date will be subject to a late charge of 7% of the unpaid interest or $7.00, whichever is greater, for each month that payment remains unpaid. Late charges shall be due and payable with the interest payment.
(*) See Paragraph 5 on page 3a of this Agreement.

1. Interest Rate: It is understood and agreed that interest shall be earned on this obligation at a variable rate equal to one (1%) percent per annum over the Firstrust Savings Bank
Commercial Reference Rate.

The term "Firstrust Savings Bank Commercial Reference Rate" or "Reference Rate" is hereby defined as the announced published or posted prime rate of Mellon Bank, N.A. The Owner acknowledges and agrees that (i) such Reference Rate is a floating annual rate of interest and is used by Lender as a reference base with respect to different interest rates charged to Owners; and (ii) Lender's determination and designation from time to time of the Reference Rate shall not in any way preclude Lender from making loans to other Owners at a rate which is higher or lower than or different from the Reference Rate. Firstrust Savings Bank's Commercial Reference Rate shall change automatically as of the opening of business on the effective date of each change in the prime rate of Mellon Bank N.A., which (unless otherwise designated) shall be the date on which Mellon Bank, N.A. announces the change in its prime rate. When Firstrust Savings Bank's Commercial Reference Rate changes on a day other than the first day of a calendar month, interest for the month in which such change or changes are made shall be calculated on a per diem basis that month. Interest is computed on the actual number of days elapsed over 360 days simple interest basis, that is, by applying the ratio of the annual interest rate over a year of 360 days, times the outstanding principal balance, times the actual number of days the principal balance is outstanding. Interest at such variable rates shall be calculated and billed in arrears on the first day of each month for interest due to the last day of the prior month. In the event Lender shall cease to publish or post its Reference Rate, Lender shall determine another index in its sole opinion.

2. Additional Interest Clause: Owner agrees that on the date of maturity or sooner acceleration of this loan, Lender may, at its option, increase the interest rate to 1.5% per month on the outstanding principal balance until this loan is repaid in full.

3. Prepayment Privilege: The loan may be prepaid at any time without penalty upon sixty (60) days prior written notice to Lender.

4. Future Advance Clause: It is understood and agreed by and between the parties of the first and second parts that the consideration for the Mortgage is present and future advances of funds to the Owners, parties of the first part, by the Lender, party of the second part, in accordance with the terms and conditions of this Construction and/or Development Loan Agreement executed by and between the parties and it is understood and agreed by and between the parties of the first and second parts hereto that the Mortgage is to secure future advance of funds for the construction of a 52,825 square foot one-story super market to be leased by Redner's and to complete miscellaneous improvements to the balance of Mark Plaza which is located on Route #11, Edwardsville Borough, Luzerne County, PA the lien of which advances shall relate back to the date of the Mortgage.

5. Limitation of Funding: Notwithstanding the foregoing, Lender shall reserve to its Board of Directors full power and the exclusive right, without regard to any other provision of any loan instrument or of any agreement applicable to such loan, to limit advances hereunder to the total sum of $4,600,000 and shall not be obligated to advance the remaining $900,000 until the full and final resolution of any and all litigation with respect to the Property and Land Use Appeal docketed in the matter of Associated Wholesalers, Inc. and Sunshine Markets, Inc. v. Edwardsville Borough Planning Commission CCP Luzerne County, No. 737-C-97, and Equity Proceedings instituted in the Court of Common Pleas of Luzerne County (Sunshine Market, Inc. and Associated Wholesalers, Inc. vs. Mark Centers Limited Partnership) on 11/7/96 to No. 95-E-1996 and 3/20/97 to No. 29-E-
1997.















                                3a

     C. LENDER reserves the right to treat full compliance by OWNER with all provisions of terms of Paragraph 2, 3, 4, 6, 7, and 8 hereof and proof of the accuracy of the representations of OWNER contained in the recital hereto as conditions precedent to its obligation to advance any monies hereunder and may, once such proofs have been submitted and the provisions and terms of those paragraphs have been met or any monies have been advanced hereunder, discontinued such advances in the event of any default or breach whatsoever by OWNER hereunder. This right is in addition to and not in lieu of any and all other rights and remedies available to LENDER in the event of OWNER'S breach or default. Provided that Owner has complied with the terms of this Agreement, Lender shall make advances within ten (10) days after receipt of Owner's voucher and all supporting documentation for the voucher.

3.   A.   At execution of this Agreement, OWNER shall make,
execute, acknowledge and deliver to LENDER OWNER'S mortgage note, or bond and warrant in the amount referred to in Paragraph 2 hereof and a mortgage in a like amount secured as a first lien upon the SUBJECT PREMISES as collateral for the payment of said note or bond and for OWNER's compliance herewith.

     B. At any time and from time to time, upon demand, OWNER shall make, execute, acknowledge and deliver to LENDER additional bond(s) and warrant(s) and/or mortgage note(s) and, as collateral therefor, additional mortgage(s) secured upon the SUBJECT PREMISES or any part or parts thereof aggregating, in amount, the sum referred to in Paragraph 2 hereof. All such mortgages shall be first liens upon the property subject thereto.

     D. The said note(s), bond(s) and warrant(s), mortgage(s) and all other instruments, writing and agreements to be made, secured, produced, or delivered by OWNER or any party acting under or on behalf of OWNER hereunder including the general contractor employed by OWNER, if any, shall be in form and in substance satisfactory to and approved by LENDER and shall be recorded at such time or times as LENDER shall deem appropriate. The title to said mortgage or mortgages shall be insured at the expense of OWNER in favor of LENDER for the full principal amount of said mortgage or mortgages as a continuing first lien or liens, superior in lien to any mechanics' lien then or thereafter filed, under a policy in form and with Chicago Title or such other title companies acceptable to LENDER.

4. OWNER shall procure binding written contracts with all materialmen and mechanics for all work to be done and all materials to be furnished in connection with the construction of the said buildings and improvements. Each such contract shall be duly executed and shall contain a covenant, and shall require execution, acknowledgement, and delivery of a stipulation, acceptable in form and substance to LENDER, waiving on the part of the contractor and all those claiming under and through the contractor the right to have, file or maintain any mechanics' lien or liens against the said buildings and improvements or the SUBJECT PREMISES or any part thereof. OWNER shall file each original executed stipulation waiving mechanics' liens and four executed copies of each contract with LENDER. One copy of each stipulation waiving mechanics' liens shall be filed by OWNER, at OWNER'S cost, in the office of the Prothonotary of the Common Pleas Court according to the Act of Assembly in such case made and provided. No work shall be done and no materials or supplies shall be furnished or purchased for or in connection with the erection of said buildings and improvements upon the SUBJECT PREMISES until all recording contemplated by the provisions of this Agreement, including without limitation, the recording of the mortgage or mortgages securing the loan of LENDER, has been accomplished and until OWNER has obtained and filed or caused to be filed in the Office of the Prothonotary of the Common Pleas Court of the county or counties where the said premises is located according to the Act of Assembly in such case made and provided a waiver or waivers of the right to file or maintain any mechanics' liens or claims against the buildings and improvements or the SUBJECT PREMISES or any part thereof valid, in the opinion of counsel for LENDER, against all persons who may furnish work, materials or supplies for in connection with the construction contemplated hereby and available to protect LENDER.

5. OWNER warrants and represents that the street improvements made or to be made in connection with the building operation subject hereto have been fully authorized by appropriate municipal ordinance or other required municipal action; that the improvements have in fact been completed or that the municipality involved is proceeding to let the contracts therefor (or, if such is the obligation of OWNER and not that of the municipality, that OWNER is proceeding to let the contracts therefor; and that OWNER has posted with the municipality a bond in an amount deemed sufficient by the municipality conditioned upon the completion of such improvements; and that the construction to be done hereunder as well as the contemplated use of the said construction is in strict compliance with all applicable zoning and use ordinances, is not and will not be in violation of any such ordinances, and is not and will not be in violation of any easements, agreements or building restrictions, public or private. OWNER shall, upon demand, secure and deliver to LENDER written assurances of appropriate municipal authorities satisfactory to LENDER evidencing the above.

     B.   See Completion Assurance Agreements Clause on Page 6a.

6. At or before execution hereof, OWNER shall place and thereafter OWNER shall maintain in force insurance covering the said building operation, including, without limitation, Workmens' Compensation, Liability, tornado and all other insurance which LENDER may now or hereafter deem reasonably expedient or necessary. All insurance of whatsoever kind or nature shall be with such company or companies, in such amounts, and in such form as LENDER shall reasonably direct. OWNER shall also keep and maintain in force a policy or policies of fire insurance with standard and additional extended coverage endorsements. OWNER shall require that any builders' risk or other similar insurance required of any person, firm or corporation contracting with OWNER in connection with the erection of the buildings and improvements on the SUBJECT PREMISES shall protect against wilful as well as negligent acts of the insured party and shall contain a contractual liability endorsement. OWNER shall pay all premiums required to maintain all such insurance constantly in force and effect and shall produce evidence of such payment to LENDER upon demand.

     B. Completion Assurance Agreements: Owner acknowledges that at the request of Owner and in order to induce the municipal or county authorities to enter certain agreements or to issue necessary approvals or permits, Lender has executed or issued, or at its sole option hereafter may execute or issue, letters of credit, escrow letters, holdback letters or other similar assurances ("Completion Assurance Agreements"), certifying the availability of funds for the payment of certain costs and expenses for which Owner is responsible. Owner agrees that any funds Lender is required to advance pursuant to the Completion Assurance Agreements shall be deemed to have been advanced under the Loan and may be advanced without any further authorization from Owner. Lender shall not be required to advance any proceeds of the Loan to Owner with respect to work that is the subject of any Completion Assurance Agreement unless the appropriate municipal or county authority shall acknowledge to Lender in writing that Lender's liability under the relevant Completion Assurance Agreement is reduced by the amount of the requested advance. In addition, the amounts that are the subject of such Completion Assurance Agreements shall be deemed to have been funded under the Loan and shall not be available for allocation to any other category of the Loan. Upon the occurrence of an Event of Default herein or under the Completion Assurance Agreement, Lender shall be entitled, at its sole discretion, to elect to fund, to the appropriate municipality, county or agency or into an escrow account acceptable to them, any undisbursed commitments under any or all then outstanding Completion Assurance Agreements, all of which sums shall immediately be due and payable by Owner to Lender and shall be deemed for all purposes to have been disbursed under the Bond. If, at such time as Owner shall have otherwise paid in full all amounts of principal, interest and other sums under the Loan, Lender shall not have been fully released by the appropriate municipal or county authorities from Lender's liabilities under each Completion Assurance Agreement, Lender shall not be obligated to cancel or return the Bond or to cause the Mortgage to be satisfied unless Owner shall have deposited with Lender cash in a sum equal to the aggregate amount of Lender's maximum potential liabilities under the Completion Assurance Agreements. Such sum shall be placed in a restricted, non-interest bearing account with Lender and shall be held as security for the obligations of Owner to reimburse Lender upon the payment by Lender to any beneficiary of a Completion Assurance Agreement. The proceeds of such accounts shall be fully released to Owner at such time as Lender is fully released from all potential liabilities under the Completion Assurance Agreements.

                                6a

7. A complete set of the plans and specifications for the building operation have been delivered from Owner to Lender and are described on Exhibit "B" which have been initialled by OWNER and by the general contractor, if any, and approved in writing by each person, firm or corporation issuing any commitment for or in connection with this building operation. A true and correct copy of the cost breakdown is attached hereto as Exhibit "C" and has been signed and certified as to accuracy by OWNER. Owner shall also deliver a survey or surveys of the SUBJECT PREMISES or any part or parts thereof made by a registered surveyor acceptable to LENDER.

8. OWNER shall, within three (3) days after written notice from LENDER, proceed with the construction of the said buildings and improvements according to the aforementioned plans and specifications and shall fully finish and complete the same, ready for occupancy, and all street improvements, utilities and connections, to the satisfaction of LENDER, within the time specified. OWNER shall push the said work to completion without delay, employing a sufficiency of materials and equipment satisfactory to LENDER to fully finish and complete the said buildings and improvements within the time specified.

9. OWNER shall comply strictly with all rules, regulations and requirements of each person, firm, or corporation issuing the commitments, if any, referred to herein. OWNER warrants and represents that the buildings and improvements mentioned herein will, when completed, qualify for all such commitments. OWNER shall comply with and obtain all approvals required by Federal, state and municipal statues, laws, and ordinances and all regulations, rules and directions of Federal state and municipal authorities which apply to or affect the building operation and the SUBJECT PREMISES, whether or not the particulars are set forth in the plans and specifications. If FHA or VA commitments have been issued, OWNER shall comply with all requirements therein and all construction must likewise comply with the same.

10. OWNER agrees that all monies deposited; all sums advanced under loans (with the said note(s), bond(s) and mortgage(s) as collateral security or otherwise) the proceeds of any other mortgages which might be placed upon the SUBJECT PREMISES; shall be deposited with LENDER to the credit of the Construction Account, hereinafter referred to as "Account", established by LENDER in connection with this transaction. LENDER is hereby irrevocably authorized, empowered and directed subject to the procedures for funding under Par. 11 below, whenever in its judgement the same shall be necessary or expedient, either with or without voucher signed by OWNER, to apply or hold in reserve any funds deposited to the credit of the Account for payment of any or all of the foregoing, with such preference or priority in payment among them as LENDER, in its sole discretion, shall determine:

     A. All sums or indebtedness due LENDER (whether or not related to the building operation) including advances made by LENDER in excess of its original commitment together with interest thereon;

     B.   Premiums for insurance;

     C. Title insurance charges, service charges and charges for any special insurance against mechanics', municipal or other liens or claims (which insurance shall be placed only with a title insurance company approved by LENDER);

     D. The cost of drawing and recording deeds, notes, bonds and mortgages and other instruments and all federal, state and local taxes thereon;

     E. Commissions and all advertising and other costs for the sale of all mortgages, securities or property held or obtained by LENDER;

     F. Expenses, including counsel fees, incurred by LENDER on account of any matter or thing, whether in suit or not, arising out of this Agreement or anything in connection herewith;

     G.   Commissions for collection of rents and interest;

     H. Costs and fees, including counsel fees, incurred in foreclosure or other legal proceedings;

     I. Taxes and municipal charges assessed against or imposed upon the SUBJECT PREMISES or any part thereof;

     J. Interest and principal on any or all mortgages secured on the SUBJECT PREMISES or any part thereof;

     K. Any sums required to indemnify or to save LENDER harmless or to defend LENDER from any and all loss or liability by reason of any act or omission to act on the part of LENDER and/or OWNER and/or the general contractor, if any, in connection with this Agreement or otherwise;

     L. Debts contracted by OWNER or others for work actually done and for materials actually furnished in and about the said buildings and improvements and for incidental expenses connected therewith; provided, however, that the application of such monies to debts contracted for work, equipment and material shall be subject to the provisions of Paragraphs 11 and 12 hereof and nothing herein contained shall be construed as vesting in any person, firm or corporation furnishing work or materials or equipment any right to sue or recover payment from or have or secure a lien or charge upon or against the Account or LENDER or to have or secure any right to an accounting in connection therewith. The obligation of LENDER to make all such payments as set forth in Paragraphs 11 and 12 hereof is expressly made subject, however, to the right herein granted to LENDER to exercise exclusive and final control and discretion with respect to the amount and time of such payments and the person, firm or corporation, if any, to whom they shall be made. Subject as aforesaid, the funds in the Account shall not be appropriated or applied for any other uses or purposes whatsoever and shall not be liable to attachment or other legal proceedings, or be assigned or diverted, except by LENDER, in any way from the uses and purposes herein designated; provided, however, that LENDER shall have and hereby is granted a first lien and claim on all of said funds or any balance thereof in its possession or in the Account at any time and from time to time for the payment of all debts or obligations of OWNER to LENDER due or to become due, liquidated or contingent. LENDER is hereby irrevocably authorized to apply any balance in its possession or in the Account to the payment of such debts and obligations whenever, in its discretion, it shall deem it necessary or expedient so to do.

11. Subject as aforesaid to LENDER'S discretionary powers, all monies deposited, or agreed to be deposited, in the Account may be disbursed or paid out from time to time directly to OWNER upon production with the voucher of releases of liens from the several contractors, mechanics and materialmen or, following a default by Owner, at LENDER'S option and in LENDER'S discretion, to the several contractors, mechanics and materialmen only for work actually done and for materials or equipment actually furnished in and about the construction of the said buildings and improvements. Payment to any general contractor, subcontractor or materialmen shall constitute an advance to OWNER and a complete discharge of the liability of LENDER for the amount so paid. Subject as aforesaid, such payments shall be made only upon vouchers signed by OWNER or OWNER'S duly constituted attorney-in-fact and the general contractor, if any, and countersigned by the proper officers of LENDER. Also subject as aforesaid, the amount due for other expenses payable out of the Account, at LENDER'S option and in its discretion following a default by Owner, may be paid directly to the several parties entitled thereto or to OWNER and shall be paid only upon like vouchers. Unless LENDER, in its discretion, shall determine otherwise, no part of such monies may be drawn from the Account by OWNER, directly or indirectly, for OWNER'S personal use until after final completion of the said buildings and improvements and until after all sums due LENDER by OWNER in connection with this building operation or otherwise have been paid and all liability, contingent and liquidated, of LENDER shall have ceased or been satisfied. Anything herein contained to the contrary notwithstanding, LENDER shall in no event be obligated to inquire into the accuracy or correctness or reasonableness of the cost breakdown supplied by OWNER, nor shall LENDER have any obligation or duty to OWNER or to any other person, firm or corporation, including, without limitation, contractors, subcontractors, materialmen and suppliers, to ascertain whether or not the payments made by LENDER correspond in amount to the sums to which the payee or payees are entitled under the terms of the cost breakdown, voucher, order, or any other document or documents relating thereto or whether the person, firm or corporation to whom or to which the payment is made is the proper recipient thereof and, in the connection, it is expressly agreed that LENDER shall have no liability as a result of the making or withholding of any payment even if its acts are negligent and this shall be true whether or not LENDER has actual knowledge that the payee or payees are misapplying the monies paid and/or are not or have not or do not intend to pay their or any of their contractors, subcontractors, suppliers or materialmen. OWNER, for OWNER and all those claiming under or through OWNER, hereby releases and agrees to indemnify, defend and save harmless LENDER for, from, of and against any and all liability whatsoever as a result of or in connection with the payment or non-payment by LENDER to OWNER and/or any person, firm or corporation whatsoever of all or any part or parts of the monies deposited or required to be deposited in the Account whether or not such liability is caused by or results from, directly or indirectly, the negligence of LENDER or any other person, firm or corporation. In connection with the foregoing, it is expressly understood and agreed that the provisions hereof shall be applicable to, inter alia, any situation or circumstance in which LENDER applies such monies or property to satisfy the indebtedness of OWNER to LENDER or to cure or protect against or prevent any default hereunder as well as to the circumstance in which monies paid by LENDER to any person, firm or corporation, including OWNER, exceed or are less than the monies properly payable to such person, firm or corporation and also to the circumstance where the monies retained in the Account by LENDER are insufficient to permit the completion of construction and/or the payment of all or any materialmen, suppliers, laborers, contractors, etc., and to the situation where LENDER after a default by Owner has, before or after making any payments, been advised by OWNER, the general contractor, if any, and/or any subcontractor, materialmen or supplier has failed or refused or intends to or will fail or refuse to pay any person, firm or corporation any or all monies due by it, him, her or them and LENDER continues to make payments without regard to such advices. Vouchers shall be issued by OWNER only on account of work performed or materials or equipment supplied under contracts which LENDER has previously approved in writing. Each voucher shall constitute a representation by OWNER that it is issued under and in accordance with a contract or contracts which LENDER has previously approved in writing; that the work and material for which payment is requested have been physically incorporated into the construction; that the value is as estimated and that the cost does not exceed the cost specified on the cost breakdown; and that the work and material for which payment is requested conform to the plans and specifications, to all commitments, and to all applicable statues, laws, ordinances, rules, regulations and requirements. Neither the payment and/or counter signature of vouchers by LENDER nor the approval thereof by any agent of LENDER shall constitute an acceptance of the work and materials nor be binding on LENDER except to the extent that the facts actually are as so represented. LENDER may, in its discretion, withhold payment on any voucher pending inspection of the construction to determine the truth or falsity of the said representations or for any other reason whatsoever but LENDER shall have no obligation or duty to any person, firm or corporation whatsoever to do so whether or not it would be negligence or gross negligence to refrain from so doing. LENDER further reserves the right to withhold payment on any voucher, whether or not the said voucher has theretofore been countersigned, whenever LENDER shall determine, in its discretion and judgment, that OWNER or the general contractor, if any, or any subcontractor, is in default as herein provided. In connection with the foregoing, it is understood and acknowledged by OWNER, on OWNER'S behalf and on behalf of all those contracting, directly or indirectly, with OWNER and/or the general contractor, if any, that LENDER shall have no liability or responsibility whatsoever for or as a result of its determination that OWNER or the general contractor is or may be in default hereunder and the consequences of such determination.

12.  A.   In order to secure more effectually the proper and
specific appropriation of the monies so deposited or required to be deposited in the Account to the uses and purposes herein designated, OWNER hereby irrevocably constitutes and appoints LENDER OWNER'S true and lawful attorney for OWNER and in OWNER'S name following a default by Owner hereunder to sign any and all vouchers for the disbursement of the monies so deposited or required to be deposited that LENDER, as attorney-in-fact, may, in its discretion, deem necessary or expedient to secure the construction and full completion of the said buildings and improvements according to the terms of this Agreement and to pay all sums necessary for all and any other expenses (including without limitation, cost of work and materials furnished and to be furnished, permit fees, taxes, water and sewer rents, the cost of title, fire, liability and/or special insurance, the cost of any and all street and improvements, claims, liens, construction charges, the cost of all extra or additional labor and material and any and all other costs, charges, and/or expenses or whatsoever nature and character which, in its discretion, LENDER may deem necessary or expedient to incur or which have been incurred in connection herewith). OWNER hereby irrevocably authorizes and empowers LENDER to do and perform for OWNER and in OWNER'S name, as OWNER'S attorney-in-fact following a default by Owner hereunder, all matters and things which LENDER shall, in its discretion, deem necessary or expedient to effectuate the performance and purposes of this Agreement and to insure the application of such monies to the payment of debts contracted or incurred for work done and/or for materials furnished in and about the construction of the said buildings and improvements and for any and all other expenses and, for its so doing, this warrant of attorney shall be its full and sufficient authority and the vouchers so given and signed by LENDER as attorney-in-fact shall be good and sufficient vouchers for all payments made by virtue thereof. The authority herein given may be exercised by LENDER in the event of the default hereunder of OWNER; in the event of OWNER"S inability or refusal to act in accordance with this Agreement, in the event of OWNER"S insolvency; if a petition in bankruptcy is filed by or against OWNER; if OWNER shall make an assignment for the benefit of creditors; or in the event LENDER, in its discretion, shall determine that Owner is in default hereunder or its security is threatened.

     B. If work on the said buildings and improvements is delayed or suspended for five consecutive business days without cause satisfactory to LENDER, or if OWNER does not prosecute the work vigorously with such force of workmen and mechanics as shall be satisfactory to LENDER at any time during the progress of the erection of the said buildings and improvements, or if OWNER shall, in the opinion of LENDER, refuse, omit or neglect or be unable to supply a sufficiency of materials and workmen to push the said work to completion, LENDER may, in its discretion, but need not, upon three days' written notice mailed to the address of OWNER, secure and cause said buildings and improvements to be completed for the account of and at the sole cost of OWNER and recover under this Agreement and any bond or bonds of indemnity executed, or to be executed, any amount expended for such purpose, together with all expenses as aforesaid. In the event of a proceeding under this Agreement or if judgment is entered on any bond or bonds of indemnity for the recovery of any monies expended for the completion of the said buildings and improvements or for the payment of liens thereon or for the payment of any or all other expenses as aforesaid, an account of such expenditure verified by an officer of LENDER shall be conclusive evidence of the amount so expended and of the necessity for the same.

13.  A.   OWNER shall indemnify, defend and save harmless LENDER,
its successors and assigns, of and from any and all los, including counsel fees and costs, of whatsoever kind and nature, whether as mortgagee or otherwise, resulting from or arising, directly or indirectly, in connection with any default or threatened default by OWNER hereunder.

     B. OWNER shall, within ten days after written notice from LENDER, pay, discharge and have satisfied or record any liens or claims for work, materials, and/or labor done or to be done or furnished or to be furnished for or in connection with the construction of the said buildings and improvements which have or may be entered or filed of record against the SUBJECT PREMISES or any part thereof. If OWNER fails to do so within ten days after such notice, LENDER may pay off, discharge and have satisfied of record any such liens or claims and OWNER shall repay to LENDER all sums of money expended by it for this purpose, including counsel fees and costs, and LENDER, in so doing, shall not be required to inquire into the validity or propriety of such lien or claim.

14. If a petition in bankruptcy is filed by or against OWNER, or if OWNER shall, in the opinion of LENDER, at any time during the progress of the construction of the said buildings and improvements, cease work thereon or abandon the same for a period of five consecutive business days, LENDER shall have the right, and is hereby irrevocably authorized and empowered, to enter into and upon the SUBJECT PREMISES and take charge thereof, together with all materials and appliances thereunto belonging, and thereupon, in the name of OWNER, as OWNER's attorney-in-fact, to call upon the several contractors for the work to be done for the materials to be furnished in and about the construction of the buildings and improvements and may require several contractors to proceed to complete the said buildings and improvements according to the contracts, plans and specifications (or any changes, alterations, additions or modifications thereof or thereto deemed expedient or necessary by LENDER) and to do whatsoever else LENDER, in its discretion, shall deem necessary or expedient to be done to secure the erection and construction of the said buildings and improvements according to the said contracts, plans and specifications, and the changes, etc., thereto, if any, and to save LENDER from any loss in connection therewith.

16. Lender is hereby irrevocably authorized, empowered and directed to cause to be created, executed, acknowledged and delivered all other mortgages which, in the opinion of LENDER, should be placed upon the SUBJECT PREMISES or any part or parts thereof. The net proceeds of said mortgages shall be deposited to the credit of the Account and disbursed as hereinbefore provided.

17. OWNER agrees, for OWNER and all those claiming under or through OWNER, that all materials delivered to the SUBJECT PREMISES by mechanics or materialmen or suppliers for the purpose of being used in or in connection with the erection of the said buildings and improvements, whether actually deposited upon the premises or upon lots or highways nearby, shall be considered annexed to and shall be a part of the SUBJECT PREMISES as if actually incorporated in the said buildings and improvements and shall be subject, as against OWNER and all parties acting or claiming under or through OWNER, to the rights, conditions, and covenants to which the SUBJECT PREMISES are subject under this Agreement (including, in particular), but without limitation, the lien of the mortgage(s) referred to in Paragraph 3 hereof and the lien of any and all other mortgages made at the insistence of LENDER in connection herewith), but nothing herein contained shall make LENDER responsible for any los, damage or injury to the said materials or for the payment for the same.

18. Upon default, OWNER shall deposit with LENDER, to the credit of the Account, all sums received by OWNER as payments on account of the purchase or lease of the buildings and improvements, or any part or parts of them, or of the SUBJECT PREMISES, immediately upon receipt of such sums. LENDER shall be under no obligation to any third party for the collection, retention or disposition of such sums.

19. Upon default, LENDER is hereby irrevocably authorized, directed and empowered, in its discretion, without notice to OWNER, to reduce the principal of any or all mortgages secured or to be secured upon the said buildings and improvements and/or the SUBJECT PREMISES and to sell, assign, transfer, or dispose of any and all such mortgages at such principal sum as shall be determined and established by LENDER in its discretion. Lender agrees that for so long as Owner is not in default hereunder, all rents received by Lender and deposited in Account # 141008517 may be withdrawn by Owner.

20.  B.   If Lender shall determine, in its sole opinion, that
the undisbursed proceeds of the Loan will be insufficient to complete the improvements, OWNER shall, upon demand, deposit with LENDER the shortfall in cash or, at LENDER'S option, marketable securities, as further security (1) for the completion of construction of the buildings and improvements; (2) for the faithful and complete performance by OWNER hereunder; (3) for the repayment of advances made by LENDER; and (4) for the repayment to LENDER of all losses, damages costs and expenses incurred by LENDER or which are obligations of OWNER hereunder or in connection herewith. The said monies shall be deposited by LENDER in the Account and held, without interest, subject to the terms hereof. In the event any securities deposited with LENDER hereunder shall, in the opinion of LENDER, be reduced in value or if any monies deposited hereunder shall be applied by LENDER to the cost of construction of the said buildings and improvements, OWNER shall, upon demand, deposit with LENDER, as additional security, cash or, at LENDER's option, marketable securities sufficient to replace the monies so applied or offset such reduction in value. LENDER may, but shall not be obligated to, accept work and materials on the site of or incorporated into the building operation in lieu of all or part of the cash to be deposited hereunder. LENDER'S decision as to the value of such work and materials shall be final and binding on OWNER.

21. OWNER expressly agrees that in the exercise of its remedies hereunder LENDER or any other person, firm or corporation may become the purchaser of any property, including the SUBJECT PREMISES, sold by LENDER, or its nominee, at private, public or judicial sale free, clear and discharged of any and all trusts and without any liability to account to OWNER or anyone claiming under or through OWNER for any profits subsequently realized by such purchaser by or through a resale of such property or the operation thereof or any part or parts thereof, or otherwise.

22. After the completion of the buildings and improves and when all liability for mechanics' liens and municipal claims shall have expired and all street improvements, utilities and connections have been made and paid for, and after the payment or discharge in full of all of the items enumerated in Paragraph 10 hereof and after the repayment of all advances, any balance remaining in the Account shall be paid to OWNER or to such person, firm or corporation as the OWNER in writing may direct, unless OWNER is otherwise indebted to LENDER or in default hereunder, in which event any such balance shall be applied to the payment of such indebtedness and/or the curing of such default.

23. LENDER shall have the right to enter upon the SUBJECT PREMISES at any time and from time to time to inspect the work in course of preparation and completion and/or for any other lawful purpose and OWNER shall provide appropriate facilities for making proper inspections of the work by the inspector or inspectors of LENDER, and/or LENDER'S authorized representatives. OWNER shall, within twenty-four (24) hours after receiving written notice from LENDER so to do, proceed to remove from the premises all matters and materials condemned by LENDER, its inspectors or representatives, or the supervising architect, if any, whether worked or unworked, and to take down all portions of the work which LENDER, by like written notice, may condemn as unsound and improper or as in any way failing to conform strictly with the plans and specifications, and shall make good all work or materials damaged thereby. OWNER agrees further, in order to facilitate the proper completion of the said buildings and improvements, to permit LENDER upon Owner's default to place upon the SUBJECT PREMISES a superintendent whose duties shall be to require that the buildings and improvements are constructed and completed in accordance with the plans and specifications (subject to such modifications as LENDER may, in its discretion, deem necessary or expedient) in whatever way may be proper in the opinion of LENDER and the said superintendent. The salary of said superintendent shall be paid by OWNER out of the funds of the operation on vouchers properly drawn as hereinbefore provided. For all purposes, as between the parties and as to third persons, any such superintendent shall be deemed an employee only of OWNER and not of LENDER. OWNER shall keep and maintain proper books and records for the building operation in accordance with good accounting practice. Such books and records shall at all times be open to and available for inspection by LENDER or its designee.

24. The occurrence of any of the following events shall, at the option of LENDER, which determination shall be evidenced by a written notice of default to OWNER, constitute a default by OWNER hereunder:

     A.   If any petition under the provision of the National
Bankruptcy Act shall be filed by or against Owner and if filed against Owner such petition is not discharged within 90 days;

     B. If OWNER shall make an assignment for the benefit of creditors;

     C. If a receiver shall be appointed for OWNER or the property or assets of OWNER;

     D.   If OWNER shall become insolvent:

     E. If any execution be levied or attachment be made against the building, rents and income thereto operation or any part thereof or (2) the rental income of the Winn Dixie Lease which is separate collateral for the Loan;

     F. If work on the buildings or improvements shall be suspended for five (5) consecutive business days without cause satisfactory to LENDER;

     H. If OWNER fails to pay when due any bill from subcontractors or materialmen who have performed work or furnished material for or in connection with the building operation;

     I. If the building operation be materially injured or destroyed by fire or otherwise; and such insurance proceeds either are not sufficient to cause the complete reconstruction thereof and/or will not be paid in a timely fashion to permit occupancy of the Premises by Redner's Markets in accordance with the terms of its lease.

     J. If OWNER violates or fails to perform any of the terms, covenants, and agreements on the part of OWNER to be performed hereunder following receipt of Lender's written notice of default and Owner's failure to cure within 30 days; or

     K. If OWNER fails to repay any advance by LENDER or the interest thereon when due or fails to pay any indebtedness of OWNER to LENDER, whether arising under this Agreement or under any obligation referred to herein or otherwise, when due subject to the notice and grace provisions contained in the Bond.

     In the event of a default hereunder as aforesaid, all monies advanced by LENDER and all bonds, mortgages, notes, mortgage notes and obligations given pursuant hereto shall, at the option of LENDER, become at once due and payable and in default and it shall be lawful for LENDER, at its option, three (3) days after notice of default to OWNER, to enter upon the SUBJECT PREMISES and take possession thereof together with the buildings and improvements and all materials, supplies and appliances located thereon and thereabout and proceed, as LENDER may elect, either in its own name or in the name of OWNER, as OWNER'S attorney-in-fact, being hereby so authorized and appointed irrevocably by OWNER, to complete the construction of the buildings and improvements at the cost and expense of OWNER according to the terms of this Agreement, or according to such changes or modifications to the plans and specifications as LENDER, in its discretion, shall deem necessary or expedient, and to enforce or cancel all contracts or make such other contracts as it may deem advisable and to recover under this Agreement, or under any bond(s) and warrant(s), note(s) or mortgage(s) or other obligations executed in favor of or transferred to LENDER, all amounts due LENDER under this Agreement and all amounts expended for proceeding as aforesaid, together with any costs, counsel fees, charges, or expenses incidental thereto or otherwise incurred or expended by it, or on its behalf, in connection herewith. In any proceeding for recovery of advances under this Agreement and/or for reimbursement for any monies expended by LENDER in connection with the said building operation, as well as upon the entry of judgment on any bond or obligation, a statement of expenditures verified by the affidavit of an officer of LENDER shall be conclusive evidence of the amounts so expended and of the propriety and necessity for such expenditures. LENDER shall have the right to use any funds, securities or other property (including, without limitation, savings and checking accounts and certificates of deposit with LENDER owned, legally or beneficially, by OWNER) in its hands belonging to OWNER (whether pertaining to this operation or not) and any funds, securities, or other property deposited under this Agreement to secure completion of construction of the buildings and improvements to pay the debts, costs and expenses incurred by LENDER or any other person, firm or corporation in connection therewith and to repay all sums due to LENDER under this Agreement or otherwise and OWNER shall, upon exhaustion of the monies or other assets of the Account or arising out of the building operation, pay to LENDER, upon demand, such sums of money as LENDER may from time to time demand for the purpose of completing the construction of the buildings and improvements or of paying any liability, charge, or expense incurred or assumed by LENDER pursuant to this Agreement or for the purposes of or in connection with the construction contemplated by this Agreement.

25. The failure of LENDER to insist in any one or more instances upon the performance of any of the covenants and conditions of this Agreement or to exercise any right or privilege herein conferred upon LENDER shall not be construed thereafter as a waiver or relinquishment of any such covenants, conditions, rights or privileges and the same shall continue and remain in full force and effect.

26. OWNER shall repay all sums or indebtedness due LENDER hereunder with the period specified as provided in Paragraph 2a hereof, or at such other date, if any, as the loan becomes due by reason of default or by reason of the completion and sale of the buildings and improvements constructed under this Agreement, or at the time required by the terms and conditions of any note(s), bond(s) and mortgage(s) given by OWNER or LENDER, whichever shall be the earliest date.

27. OWNER shall indemnify, defend and save harmless LENDER, its successors and assigns, and its nominee referred to in Paragraph 21 hereof, of, from and against any and all loss or damage of whatsoever kind or nature and of, from and against any suits, claims or demands, including LENDER'S counsel fees and expenses, on account of any matter or thing, whether in suit or not, arising out of this Agreement or in connection herewith, or on account of any act or omission to act by LENDER in connection herewith. This obligation shall survive the completion of said buildings and improvements and the repayment of the advances made by LENDER hereunder.

28. The remedies herein provided shall be in addition to and not in substitution for the rights and remedies which would otherwise be vested in LENDER in law or equity, all of which rights and remedies are specifically reserved by LENDER. The remedies herein provided or otherwise available to LENDER shall be cumulative and may be exercised concurrently. Failure to exercise any of the remedies herein provided shall not constitute a waiver thereof and shall not preclude the resort to any other appropriate remedies. The use of the remedies herein provided or otherwise available in equity or law shall not prevent the subsequent or concurrent resort to any other remedy or remedies vested in LENDER hereunder or by law or equity. This clause shall be broadly construed so that all remedies herein provided or otherwise available to LENDER shall continue to be available to LENDER until all sums due to it by reason of this Agreement have been paid in full to it and all obligations incurred by it or its nominee or trustee as aforesaid in connection with the building operation have been fully discharged without cost or loss to LENDER or its nominee.

29. A default by OWNER hereunder shall likewise be and constitute a default in the note(s), bond(s) and mortgage(s) given or made by OWNER in connection herewith and in each and every obligation and other Agreement given by OWNER to LENDER pursuant to or in connection with this Agreement or the building operation. A default by OWNER under any such note(s), bond(s), mortgage(s), obligations or other agreements shall likewise be and constitute a default by OWNER hereunder.

30.  OWNER shall pay upon demand:

     A. All charges for drawing all deeds, instruments, bonds, mortgages, and mortgage notes:

     B. All federal, state and municipal documentary, revenue or transfer stamps required thereon;

     C. All taxes or tax stamps on deeds of transfer or conveyance and/or on any other instruments or documents whatsoever;

     D. Recording fees for all deeds and mortgages and other instruments and documents;

     E. The cost of searches, examination of title, and title insurance, including special insurance against mechanics' liens and/or municipal claims;

     F. The cost of surveys required by LENDER and/or the permanent mortgagee(s);

     G.   All premiums on insurance required hereunder;

     H. A fee to counsel for LENDER of $7,500.00 and/or the permanent Mortgagee(s); and

     I. All other expenses or costs incident to the obtaining or making of the loan contracted for, to the construction contemplated by this Agreement, to the sale or lease of the buildings and improvements, to the sale of the Note(s), bond(s) and mortgage(s) thereon, and all payments required to complete the buildings and improvements in accordance with this Agreement and to comply with the terms, covenants, promises and agreements on the part of OWNER to be kept and performed hereunder. Should OWNER fail to make any payment as herein required, LENDER may, at its option and in addition to all other remedies herein provided for or otherwise available to it, at any time, pay the same, charging the amount thereof to OWNER, and deduct the said amount from any installment thereafter to be advanced hereunder or from any monies, assets, or property of OWNER deposited with LENDER in connection herewith or otherwise, and OWNER shall be and remain liable for any deficiency thereafter remaining.

31. LENDER is not a partner with OWNER or any other party in the building operation and is not interested in the profits thereof except to the extent they may be collateral for the advances, etc. made or paid by LENDER hereunder. LENDER shall not be in any way liable or responsible for the payment of any claims arising out of or in connection with the construction of the said buildings and improvements or the acts of LENDER or OWNER in connection herewith by reason of the provisions hereof or otherwise.

32. The entire compensation of LENDER provided for in this Agreement shall be considered as having been earned upon execution hereof by OWNER and shall then be due and payable, whether or not any further service or undertaking by LENDER shall be required or occur.

33. Exit Fee: Should OWNER fail to obtain financing of the Property from LENDER pursuant to the provisions of Paragraph 22g of the January 8, 1997 Loan Commitment Letter, whether or not LENDER is arbitrary or capricious in failing to make such loan, then OWNER shall pay LENDER an exit fee equal to the greater of 1% of the Loan Amount or $54,000 on the earlier of eighteen (18) months from closing or the date of prepayment of this Loan. The provisions hereof shall also apply notwithstanding that OWNER may have repaid this Loan from cash on hand and without the necessity of any financing.

34. LENDER is hereby irrevocably authorized, whenever it shall deem it necessary or expedient, to cause any bond(s), warrant(s), note(s), mortgage(s), agreements or other instruments or writings given in connection herewith or hereunder to be completed or amended in any respect in which the same may be incomplete or in which the same are required to be amended to comply with all commitment issued in connection herewith, to make the same salable and/or to cause the same to be insured by any insuring agency, and to record such mortgage(s) as may not then be recorded and any amendment or amendments thereto.

35. No advance or payment made hereunder, including final payment, shall be evidence of the performance of this contract, either in whole or in part, and no advance or payment, including the final payment, shall be construed to be or constitute an acceptance of any defective or faulty work or improper materials or a waiver of any of the provisions hereof.

36. All notices to be given by LENDER to OWNER shall be deemed to have been property given and served when given by certified mail addressed to OWNER at OWNER's address mentioned at the beginning of this Agreement and such notices may also be served in person by delivery to OWNER or to an agent of OWNER at such address. All times in connection with such notices shall run from the time of mailing (if mailed) or delivery thereof (if delivered other than by mail). Notices to LENDER shall be in writing and shall be valid only when delivered to an executive officer of LENDER at its place of business mentioned at the beginning of this Agreement.

37. The word "OWNER", as used herein, shall include collectively all parties designated as such at the beginning hereof. All such parties shall be obligated jointly and severally hereby. The term "OWNER" shall also include, where appropriate, all agents straw men and nominees of OWNER.

38. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, personal representatives, successors and, to the extent permitted herein, assigns.

39. OWNER shall not and may not assign, transfer, or otherwise encumber this Agreement, or any rights in LENDER'S commitment or any other commitment in connection herewith, or any monies, property or funds deposited with LENDER. An assignment, transfer, pledge, etc., in violation hereof shall be invalid and shall vest no rights whatsoever in the assignee, transferee, etc.

40. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and be enforceable to the full extent permitted by law.

41. OWNER, in addition to the payment of interest on the said loan, agrees to pay LENDER a service charge, at execution hereof, of $30,000.00 which Lender has received for services rendered or to be rendered by LENDER in connection with this Agreement. LENDER reserves the right to make additional charges for extraordinary services rendered, if any.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed the day and year first above written.

                                   FIRSTRUST SAVINGS BANK

                              BY:  /s/ William F. Bruckner
                                   Vice President

                          ATTEST:  /s/ Alice T. Moffett
                                   Assistant Secretary

                           OWNER:  MARK CENTERS TRUST, A MARYLAND
                                   BUSINESS TRUST, ITS GENERAL
                                   PARTNER

                              BY:  /s/ Joshua Kane
                                   Senior Vice President and CFO

                          ATTEST:  /s/ Steven M. Pomerantz
                                   Assistant Secretary

                           LIST OF EXHIBITS



EXHIBIT "A"         LEGAL DESCRIPTION

EXHIBIT "B"         PLANS AND SPECS

EXHIBIT "C"         COST BREAKDOWN